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                                                                   EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated September 26, 1996, with respect to the financial statements and schedule of Let's Talk Cellular & Wireless, Inc. as of July 31, 1996 and for the year then ended, in Amendment No. 1 to the Registration Statement (Form S-1 - No. 333-34595) and related Prospectus of Let's Talk Cellular & Wireless, Inc. for the registration of 000,000 shares of its Common Stock.


                                        /s/ ERNST & YOUNG LLP





Miami, Florida
September 5, 1997